Exhibit 32

CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2016 of Dollar General Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Todd J. Vasos
	Name:	Todd J. Vasos
	Title:	Chief Executive Officer
	Date:	December 1, 2016

/s/ John W. Garratt
	Name:	John W. Garratt
	Title:	Chief Financial Officer
	Date:	December 1, 2016